UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011
Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)
(215) 942-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At Pulse’s annual shareholder meeting on May 18, 2011, shareholders approved amendments to the company’s Articles of Incorporation and By-Laws to provide for plurality voting in contested director elections. The company’s Proxy Statement for the meeting further explains the amendments.
     The foregoing summary is not complete and is qualified in its entirety by reference to the complete text of the amended and restated Articles of Incorporation attached hereto as Exhibit 3.1 and the amended and restated By-Laws attached hereto as Exhibit 3.3.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     Pulse held its annual shareholders meeting on May 18, 2011. The preliminary results for each item voted on are set forth below. After the final voting results are certified by the Judge of Election for the meeting, they will be disclosed in an amendment to this Current Report on Form 8-K.
1) Approve amendments to our Articles of Incorporation and By-Laws to provide for plurality voting in contested director elections.
     The amendments to the company’s Articles and Incorporation and By-Laws were approved by the following vote:

For	Against	Abstain
32,458,552	392,072	142,709
2) Elect six directors for a one year term.
     The company’s nominees — Justin C. Choi, Steven G. Crane, Howard C. Deck, Ralph E. Faison, C. Mark Melliar-Smith and Lawrence P. Reinhold — were elected as directors.
3) Provide an advisory vote on executive compensation.
     Shareholders voted in favor of the company’s executive compensation as follows:

For	Against	Abstain

28,142,735	1,638,585	2,733,685
4) Provide an advisory vote on the frequency of holding an advisory vote on executive compensation.
     Shareholders voted for a one-year frequency as follows:

1 Year	2 Years	3 Years	Abstain
26,652,769	483,199	3,292,456	2,086,576

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 3.1	Articles of Incorporation, amended and restated as of May 18, 2011

Exhibit 3.3	By-Laws, amended and restated as of May 18, 2011

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation
Date: May 24, 2011	By:	/s/ Brian E. Morrissey
Brian E. Morrissey
Vice President of Law